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As filed with the Securities and Exchange Commission on December 16, 2005

Registration No. 333-108626

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KEANE, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	04-2437166
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

100 CITY SQUARE
BOSTON, MASSACHUSETTS 02129
617-241-9200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

BRIAN T. KEANE
PRESIDENT AND CHIEF EXECUTIVE OFFICER
KEANE, INC.
100 CITY SQUARE
BOSTON, MASSACHUSETTS 02129
617-241-9200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
HAL J. LEIBOWITZ, ESQ.
WILMER CUTLER PICKERING HALE AND DORR LLP
60 STATE STREET
BOSTON, MASSACHUSETTS 02109
617-526-6000

        Approximate date of commencement of proposed sale to public:    Completed

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐             .

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐             .

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES

        On December 12, 2003, the Securities and Exchange Commission (the "SEC") declared effective the registration statement on Form S-3 (File No. 333-108626) (the "Registration Statement") filed by Keane, Inc. (the "Company") with respect to the resale on a continuous or delayed basis of an aggregate of $150,000,000 of 2% Convertible Subordinated Debentures due 2013 (the "Debentures") and 8,174,835 shares of common stock, par value $0.10 per share, of the Company, issuable upon conversion of the Debentures (collectively with the Debentures, the "Securities").

        The Registration Statement was filed for the benefit of holders of the Debentures (the "Holders").

        The Company agreed with the initial purchasers of the Debentures (the "Initial Purchasers") to keep the Registration Statement effective until the earlier of (i) the date on which there were no longer any Registrable Securities (as defined in the Registration Rights Agreement, dated June 18, 2003, by and among the Company and the Initial Purchasers) or (ii) two years after the effective date of the Registration Statement.

        In accordance with such agreement, and in accordance with the Company's undertaking under Regulation S-K Item 512(a)(3), the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration all Securities not sold by the Holders pursuant to the Registration Statement. Accordingly, the Company hereby requests that upon the effectiveness of this Post-Effective Amendment No. 1, such Securities be removed from registration.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on December 15, 2005.

KEANE, INC.
By:	/s/ BRIAN T. KEANE Brian T. Keane President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BRIAN T. KEANE Brian T. Keane	President, Chief Executive Officer and Director (Principal executive officer)	December 15, 2005
* John J. Leahy	Executive Vice President – Finance and Administration and Chief Financial Officer (Principal financial and accounting officer)	December 15, 2005
* John F. Keane, Sr.	Director	December 15, 2005
* Maria A. Cirino	Director	December 15, 2005
* John H. Fain	Director	December 15, 2005
* Philip J. Harkins	Director	December 15, 2005
* Winston R. Hindle, Jr.	Director	December 15, 2005

* John F. Keane, Jr.	Director	December 15, 2005
* John F. Rockart	Director	December 15, 2005
*
By the signature set forth below, the undersigned, pursuant to the duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this Post-Effective Amendment No. 1 to the Registration Statement on behalf of the persons indicated.

*By:	/s/ BRIAN T. KEANE Brian T. Keane (Attorney-in-Fact)

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DEREGISTRATION OF SECURITIES
SIGNATURES